EXHIBIT A: Joint Filing Agreement
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Jarden Corporation, a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
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Signature Page 1 of 2
     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 29th day of September, 2005.

CATTERTON PARTNERS V, L.P.

By: Catterton Managing Partner V, L.L.C., General Partner By: CP5 Principals, L.L.C., Managing Member

By:	/s/ J. Michael Chu

Name: J. Michael Chu
Title: Authorized Person

CATTERTON PARTNERS V OFFSHORE, L.P.

By: Catterton Managing Partner V, L.L.C., General Partner By: CP5 Principals, L.L.C., Managing Member

By:	/s/ J. Michael Chu

Name: J. Michael Chu
Title: Authorized Person

CATTERTON MANAGING PARTNER V, L.L.C.

By: CP5 Principals, L.L.C., Managing Member

By:	/s/ J. Michael Chu

Name: J. Michael Chu
Title: Authorized Person

CP5 PRINCIPALS, L.L.C.

By:	/s/ J. Michael Chu

Name: J. Michael Chu
Title: Authorized Person

CATTERTON COINVEST I, L.L.C.

By: Catterton Partners V Management Company, L.L.C., Manager

By:	/s/ J. Michael Chu

Name: J. Michael Chu
Title: Authorized Person

Signature Page 2 of 2

CATTERTON PARTNERS V MANAGEMENT COMPANY, L.L.C.

By:	/s/ J. Michael Chu

Name: J. Michael Chu
Title: Authorized Person